UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2026

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

21925 W. Field Parkway, Suite 235
Deer Park, Illinois 60010-7208
(Address of principal executive offices) (Zip code)

(847) 787-7361
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01: Entry into a Material Definitive Agreement

On October 13, 2026, Eton Pharmaceuticals, Inc. (“Eton” or the “Company”) entered into a license agreement (the “License Agreement”) with Aquestive Therapeutics, Inc. (“Aquestive”) pursuant to which the Company acquired exclusive U.S. rights to commercialize LIBERVANT® (diazepam) buccal film (the “Product”) for the acute treatment of seizure clusters in patients with epilepsy, subject to applicable regulatory approvals. The Product has received tentative approval from the U.S. Food and Drug Administration (“FDA”) for the acute treatment of intermittent, stereotypic episodes of frequent seizure activity (i.e., seizure clusters, acute repetitive seizures) that are distinct from a patient’s usual seizure pattern in patients with epilepsy 2 to 5 years of age and ages 12 and older.

Under the terms of the License Agreement, the Company paid Aquestive an upfront license fee of $10.0 million. In addition, the Company is responsible for regulatory and commercial milestone payments to Aquestive of up to an aggregate of $47.5 million as follows:

●	$10.0 million upon first commercial sale in the United States, reduced to $5.0 million if full FDA approval permitting commercial sale for ages 2–5 has not been received.

●	$2.5 million upon approval by the FDA of the Product for patients ages 6–11

●	Up to $35 million of commercial milestones tied to Product’s achievement of certain annual net sales levels in the United States

The Company will also pay Aquestive royalties on annual net sales of the Product at a mid-teens percentage rate.

In connection with the License Agreement, the Company also entered into a supply agreement with Aquestive (the “Supply Agreement”) under which Aquestive will serve as the exclusive manufacturer and supplier of the Product, subject to specified exceptions. The Supply Agreement provides for an initial term of 20 years.  At the conclusion of such initial term, the Supply Agreement will be subject to an automatic extension for succeeding three-year periods unless either party notifies the other of its desire not to renew at least two years prior to the end of the initial term or any succeeding term.

A copy of the press release announcing the transaction dated October 14, 2026 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01: Completion of Acquisition or Disposition of Assets

As disclosed in Item 1.01, on October 13, 2026, the Company entered into an exclusive license agreement and a supply agreement covering the United States and its territories for LIBERVANT® (diazepam) buccal film , an orphan-designated, differentiated treatment for seizure clusters in patients with epilepsy with Aquestive. The information in Item 1.01 is hereby incorporated by reference into this Item 2.01.

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Item 9.01: Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated October 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2026	By:	/s/ Judith M. Matthews
Judith M. Matthews
Chief Financial Officer and Secretary
(Principal Financial Officer)

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